Exhibit 10.111

1690 South Congress Ave., Suite 201
Delray Beach, FL 33445

LETTER AGREEMENT

January 30, 2014

Ironridge Global IV, Ltd.

Harbour House, 2nd Floor

Waterfront Drive

Road Town, Tortola, British Virgin Islands  VG1110

Attn:  David Sims, Director

Dear David:

This agreement (“Letter Agreement”) between PositiveID Corporation (the “Company”), a Delaware Corporation and Ironridge Global IV, Ltd., a British Virgin Islands business company and its affiliates (“Ironridge”) (together the Company and Ironridge shall be referred to as the “Parties”) is intended to document the amended agreement between the parties as it relates to the Company’s Series F Preferred Stock and the Registration Rights Agreement between the parties executed on August 26, 2013, as amended on December 18, 2013 (“Agreement”). Any terms to the Agreement not addressed in this Letter Agreement remain unchanged:

1.	The Parties acknowledge the payment by the Company to Ironridge of the 150 Series F Penalty shares as a result of the Registration Statement not being effective by January 10, 2014.
2.

The Parties have agreed to extend the deadline for the final 150 Series F penalty shares, as defined in the letter agreement dated December 18, 2013 (due if the Registration Statement is not effective), from January 24, 2014 to February 7, 2014.

Sincerely,

POSITIVEID CORP

/s/ William J Caragol
William J. Caragol
Chief Executive Officer

Agreed and accepted as of January 30, 2014:

Ironridge Global IV, Ltd.:

/s/ David Sims
David Sims
Director

561.805.8008 • www.positiveidcorp.com • OTCBB:PSID